UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2024

U.S. Silica Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35416	26-3718801
(Commission File Number)	(IRS Employer Identification No.)

24275 Katy Freeway, Suite 600, Katy, Texas	77494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 258-2170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, on April 26, 2024, U.S. Silica Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Star Holding LLC, a Delaware limited liability company (“Parent”), and Star Merger Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of certain funds managed by affiliates of Apollo Global Management, Inc.

On July 16, 2024, the Company held a virtual special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Merger Agreement. All references in this Current Report on Form 8-K to “present in person” shall mean virtually present at the Special Meeting.

As of the close of business on June 10, 2024, the record date for the Special Meeting, there were 78,204,596 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), outstanding and entitled to vote at the Special Meeting. A total of 61,015,716 Shares, representing approximately 78.02% of the voting power of the outstanding Shares entitled to vote, were present in person or represented by proxy at the Special Meeting, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

1.	Merger Proposal. A proposal to approve and adopt the Merger Agreement (the “Merger Proposal”).

2.

Merger Compensation Proposal. A proposal to approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Merger Compensation Proposal”).

3.

Adjournment Proposal. One or more proposals to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum (the “Adjournment Proposal”).

Each proposal is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 11, 2024, as supplemented on July 8, 2024. The Merger Proposal, the Merger Compensation Proposal and the Adjournment Proposal were each approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below.

Proposal 1: The Merger Proposal

Approval of the Merger Proposal required the affirmative vote of the holders of a majority of the voting power represented by the outstanding Shares entitled to vote on the Merger Proposal. The Merger Proposal was approved.

For	Against	Abstain
58,830,565	1,350,576	834,575

Proposal 2: The Merger Compensation Proposal

Approval of the Merger Compensation Proposal required the affirmative vote of a majority of the voting power of the Shares present in person or represented by proxy at the Special Meeting and entitled to vote on the Merger Compensation Proposal. The Merger Compensation Proposal was approved.

For	Against	Abstain
56,593,640	3,515,144	906,932

Proposal 3: The Adjournment Proposal

Approval of the Adjournment Proposal required the affirmative vote of a majority of the voting power of the Shares present in person or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal. The Adjournment Proposal was approved, but was not necessary in light of the approval of the Merger Proposal.

For	Against	Abstain
55,096,868	5,057,047	861,801

Item 7.01.	Regulation FD Disclosure.

On July 16, 2024, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	U.S. Silica Holdings, Inc. press release dated July 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2024

U.S. SILICA HOLDINGS, INC.

/s/ Stacy Russell
Stacy Russell

Executive Vice President, General Counsel & Corporate Secretary